UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2014
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)
104 S. Michigan Ave.
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

On March 20, 2014, Coeur Alaska, Inc. and Coeur Rochester, Inc. (collectively, the “Borrowers”) notified the administrative agent under that certain Credit Agreement, dated as of August 1, 2012 and as amended as of January 16, 2014, by and among Coeur Mining, Inc., Coeur Alaska, Inc., Coeur Rochester, Inc., the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Credit Facility”), that they are terminating the Credit Facility, effective March 25, 2014.  Under the Credit Facility, the Borrowers could borrow up to $100 million on a revolving basis and, subject to receiving additional commitments, up to an additional $50 million. No amounts are outstanding under the Credit Facility, and no early termination penalty is payable in connection with the termination. For more information about the terms and conditions of the Credit Facility, see the descriptions of the Credit Facility set forth under Item 1.01 of the Company's Current Reports on Form 8-K filed on August 7, 2012 and January 16, 2014, each of which descriptions are incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: March 20, 2014	By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell Title: Senior Vice President & Chief Financial Officer